Exhibit 10.35
SECOND AMENDMENT TO
ASSET AND REAL ESTATE PURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO ASSET AND REAL ESTATE PURCHASE AGREEMENT (this “Amendment”), dated as of December 28, 2004, is entered into by and between Baldwin/Green Acres, Limited Partnership, an Ohio limited partnership (“Seller”), and RE 2 Kenton, Inc., an Ohio corporation (“Buyer”);
     WHEREAS, Seller and Buyer have entered into that certain Asset and Real Estate Purchase Agreement, dated March 31, 2004, as amended by that certain First Amendment to Asset and Real Estate Purchase Agreement, dated April 26, 2004 (collectively the “Agreement”), pursuant to which the Seller has agreed to sell, and the Buyer has agreed to purchase the Premises (the “Transaction”);
     WHEREAS, the purchase price set forth in the Agreement does not accurately reflect the understanding of the parties;
     WHEREAS, pursuant to the Agreement, the closing for the Transaction is scheduled for May 21, 2004;
     WHEREAS, Seller and Buyer acknowledge that certain conditions to closing could not be completed by May 21, 2004 and the parties wish to extend the closing date to on or before December 30, 2004;
     WHEREAS, Seller and Buyer still desire to effect the Transaction;
     NOW, THEREFORE, in consideration of the premises, agreements, covenants, representations and warranties set forth herein and other good and valuable consideration, the receipt and adequacy of all of which are forever acknowledged and confessed, the parties hereto, intending to be legally bound hereby, agree as follows:
     9. The recitals to the Agreement set forth under the heading “WITNESSETH” shall be amended and restated in their entirety as follows:
     WHEREAS, Seller owns a building that is a nursing home and the related real estate located at 117 Jacob-Parrot Boulevard, Kenton, Ohio, (the “Premises”);
     WHEREAS, Seller leased the Premises to Baldwin Manor, Inc. (“Baldwin Manor”), pursuant to that certain Lease Agreement (the “Lease”) dated January 25, 1996 by and between Seller and Baldwin Manor, Inc., as amended by that certain Amendment to Lease dated April 26, 1996 (the “Lease”);
     WHEREAS, an affiliate of Seller, Green Acres Nursing Homes, Inc. (“Green Acres”), entered into a Purchase Agreement (the “Green Acres/Baldwin Purchase Agreement”) with Baldwin Manor on January 25, 1996 whereby Baldwin Manor purchased Green Acres’ assets;

     WHEREAS, Baldwin Manor subsequently assigned the Lease to Tandem Health Care of Ohio, Inc., an Ohio corporation (“Tandem Ohio”), pursuant to that certain Assignment and Assumption of Lease and Opinion, dated January 31, 2000 (the “Baldwin Assignment”);
     WHEREAS, Tandem Ohio currently subleases the Premises to Tandem Health Care of Kenton Inc. (“Sublessee”);
     WHEREAS, Buyer would like to purchase the Premises;
     WHEREAS, the partners of Seller have determined that it is in the best interest of Seller to sell the Premises to Buyer pursuant to the terms set forth herein;
     10. Section 2.1 of the Agreement shall be amended and restated in its entirety as follows:
     “Subject to the terms and conditions hereof, Buyer agrees to tender to Seller an amount equal to the outstanding balance on the Closing Date of Seller’s mortgage of the Premises in favor of FirstMerit Bank, N.A. (which as of the date hereof is 1,642,808.41) plus One Million Eight Hundred Seventy-five Thousand Dollars ($1,875,000) minus the Three Hundred Seventy-five Thousand Dollars ($375,000) attributable to Sublease’s Lease deposit as assignee of the Lease (as so calculated, the “Purchase Price”).
     11. Section 3.1 of the Agreement shall be amended and restated in its entirety as follows:
          3.1 Closing.
     Subject to the satisfaction or waiver by the appropriate party of all the conditions precedent to Closing specified in Articles 8 and 9 hereof, the consummation of the transactions (the “Closing”) shall take place at the offices of Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania, 15219, at 8:30 a.m. on or before December 30, 2004 or at such later or earlier date and/or such other location as the parties hereto may mutually agree in writing or as otherwise in this Agreement (the “Closing Date”). The Closing shall be effective as of 12:01 a.m. then prevailing Eastern time on the date of funding the transaction which shall occur on or prior to December 30, 2004 (the “Effective Time”).
     12. Section 10.1 of the Agreement shall be amended and restated in its entirety as follows:
          10.1 Termination Prior to Closing.
     Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual consent of Buyer and Seller; (ii) on or prior to the Closing Date by Buyer if there has been a material adverse change in the financial condition or results of operations of the Assets since the date hereof; (iii) on or prior to closing by Buyer if any of the conditions specified in Article 8 of this Agreement have not been substantially satisfied and satisfaction of such condition shall not have been waived; (iv) on or prior to Closing by Seller if any of the conditions specified in Article 9 of this Agreement have not been satisfied and satisfaction of such condition shall not have been waived; (v) by Buyer in accordance with the provisions of Sections 6.7, 8.9 or 8.16; (vi) by Buyer or Seller if Closing shall not have taken place on or before 11:59 p.m. (Eastern time) on December 30, 2004 (which date may be extended by mutual agreement of Buyer and Seller).
     Notwithstanding the foregoing, a party shall not be allowed to exercise any right of termination if the event giving rise to the termination right shall be due to the willful breach of this Agreement by such party seeking to terminate this Agreement to perform or observe in any material respect of the covenants or agreement set forth herein to be performed or observed by such party.
     13. Section 12.8 of the Agreement shall be amended and restated in its entirety as follows:
          12.8 Accounting Date.
     The transactions contemplated hereby shall be effective for accounting purposes at the Effective Time, unless otherwise agreed in writing by Seller and Buyer.
     14. Except as expressly amended by this Amendment, the Agreement shall remain in effect as originally agreed upon by the parties and is incorporated herein by reference.
     15. Capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Agreement.
     16. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio without regard to such state’s conflicts of law or choice of law rules.
     17. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in multiple originals by their duly authorized officers, all as of the date and year first above written.

SELLER:	BALDWIN/GREEN ACRES, LIMITED
PARTNERSHIP
By: Green Acres Nursing Home, Inc.
General Partner

	By:	/s/ Deborah Wigle

Name: Deborah Wigle
Title: Co-President

	By:	/s/ Cleo Morris

Name: Cleo Morris
Title: Co-President

BUYER:	RE 2 KENTON, INC.

	By:	/s/ Lawrence R. Deering

Name: Lawrence R. Deering
Title: Chairman and CEO

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